UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
DiamondRock Hospitality Company
(Exact name of registrant as specified in its charter)

Maryland	001-32514	20-1180098

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bethesda Metro Center, Suite 1500 Bethesda, MD	20814

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (240) 744-1150
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by DiamondRock Hospitality Company (the “Company”) on June 2, 2011 for the acquisition of the Radisson Lexington Hotel New York, to include the historical financial statements and pro forma financial information required by Items 9.01(a) and (b) of Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
Radisson Lexington Hotel New York

Independent Auditors’ Report
Balance Sheets as of March 31, 2011 (unaudited) and December 31, 2010
Statements of Operations for the three months ended March 31, 2011 and 2010 (unaudited) and year ended December 31, 2010
Statements of Changes in Equity for the three months ended March 31, 2011 (unaudited) and year ended December 31, 2010
Statements of Cash Flows for the three months ended March 31, 2011 and 2010 (unaudited) and year ended December 31, 2010
Notes to Financial Statements
(b) Pro Forma Financial Information.
DiamondRock Hospitality Company

Unaudited Pro Forma Financial Information
Unaudited Pro Forma Consolidated Balance Sheet as of June 17, 2011
Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 17, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the Period from January 1, 2011 to June 17, 2011
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Period from January 1, 2011 to June 17, 2011
Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010
Notes to Unaudited Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010
(d) Exhibits.

Exhibit Number	Exhibit Description

23.1	Consent of KPMG LLP.

Independent Auditors’ Report
The Manager
Radisson Lexington Hotel:
We have audited the accompanying balance sheet of Radisson Lexington Hotel as of December 31, 2010, and the related statements of operations, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Hotel’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Hotel’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Radisson Lexington Hotel as of December 31, 2010, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.
/s/ KPMG LLP
McLean, Virginia

August 4, 2011

RADISSON LEXINGTON HOTEL
Balance Sheets
March 31, 2011 (unaudited) and December 31, 2010

	March 31,	December 31,
	2011	2010
	(Unaudited)
Assets
Investment in Hotel, net of accumulated depreciation of $40,811,987 (unaudited) and $39,355,051, respectively	$92,620,186	$94,056,974
Cash and cash equivalents	4,573,105	2,092,804
Restricted cash	17,928,466	19,508,018
Accounts receivable	2,858,352	3,228,574
Prepaid expenses and other assets	1,243,658	2,467,192
Deferred expenses, net of accumulated amortization of $190,371 (unaudited) and $185,130, respectively	310,371	188,112

Total assets	$119,534,138	$121,541,674

Liabilities and Equity
Debt	$100,000,000	$100,000,000
Accounts payable and other liabilities	2,687,835	3,117,885
Accrued interest	31,574	31,802
Accrued payroll and benefits	1,035,978	1,349,870
Accrued management and incentive fees	195,235	643,664
Deposits	955,813	660,681

Total liabilities	104,906,435	105,803,902
Equity	14,627,703	15,737,772

Total liabilities and equity	$119,534,138	$121,541,674

See accompanying notes to financial statements.

RADISSON LEXINGTON HOTEL
Statements of Operations
Three Months ended March 31, 2011 and 2010 (unaudited) and Year ended December 31, 2010

	Three	Three
	months ended	months ended	Year ended
	March 31,	March 31,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Revenues:
Room	$8,097,809	$8,030,992	$46,971,294
Food and beverage	130,020	153,118	577,300
Other	623,034	592,282	2,811,274

Total revenues	8,850,863	8,776,392	50,359,868

Expenses:
Rooms	3,613,376	3,278,156	14,647,067
Food and beverage	75,243	84,195	342,199
Other property and operating	3,767,216	3,873,461	16,187,811
Management and incentive fees	351,812	346,383	1,994,861
Interest	184,934	176,547	762,107
Depreciation	1,456,936	1,456,664	5,844,971

Total expenses	9,449,517	9,215,406	39,779,016

Income (loss) before income taxes	(598,654)	(439,014)	10,580,852
Income tax expense	33,972	—	341,725

Net income (loss)	$(632,626)	$(439,014)	$10,239,127

See accompanying notes to financial statements.

RADISSON LEXINGTON HOTEL
Statements of Changes in Equity
Three Months ended March 31, 2011 (unaudited) and Year ended December 31, 2010

Equity at January 1, 2010	$6,864,579
Distributions	(1,965,934)
Contributions	600,000
Net income	10,239,127

Equity at December 31, 2010	15,737,772
Distributions (unaudited)	(477,443)
Net loss (unaudited)	(632,626)

Equity at March 31, 2011 (unaudited)	$14,627,703

See accompanying notes to financial statements.

RADISSON LEXINGTON HOTEL
Statements of Cash Flow
Three Months ended March 31, 2011 and 2010 (unaudited) and Year ended December 31, 2010

	Three	Three
	months ended	months ended	Year ended
	March 31,	March 31,	December 31,
	2011	2010	2010
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$(632,626)	$(439,014)	$10,239,127
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization	5,241	5,243	20,974
Depreciation	1,456,936	1,456,664	5,844,971
Loss on interest rate protection agreements	13	5	14,992
Loss on sale of assets	—	—	12,592
Changes in assets and liabilities:
Restricted cash	1,205,786	(1,824,576)	(14,902,182)
Accounts receivable	370,222	(3,989)	(420,403)
Prepaid expenses and other assets	1,223,521	1,359,151	336,943
Accounts payable and other liabilities	(430,049)	129,363	695,553
Accrued interest	(228)	(1,123)	182
Accrued payroll and benefits	(313,892)	(531)	443,274
Accrued management and incentive fees	(448,429)	(391,433)	59,219
Deposits	295,131	(71,865)	(327,503)

Net cash provided by operating activities	2,731,626	217,895	2,017,739

Cash flows from investing activities:
Change in restricted cash	373,766	—	(540,026)
Hotel improvements	(20,148)	(271,561)	(482,096)

Net cash provided by (used in) investing activities	353,618	(271,561)	(1,022,122)

Cash flows from financing activities:
Distributions	(477,443)	(467,684)	(1,965,934)
Contributions	—	—	600,000
Payment of loan costs	(127,500)	—	—
Payment of interest rate protection agreements	—	—	(15,000)

Net cash used in financing activities	(604,943)	(467,684)	(1,380,934)

Net increase (decrease) in cash and cash equivalents	2,480,301	(521,350)	(385,317)
Cash and cash equivalents at beginning of period	2,092,804	2,478,121	2,478,121

Cash and cash equivalents at end of period	$4,573,105	$1,956,771	$2,092,804

Supplemental disclosure of cash flow information:
Cash paid for interest	$186,162	$177,670	$761,925
Cash paid for unincorporated business tax	230,500	—	145,197
Supplemental disclosure of noncash investing activities:
Retirement of fully depreciated furniture, fixtures and equipment	$—	$55,015	$67,608

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(1)	Description of Business

The Radisson Lexington Hotel (the Hotel) is a full service 712-room hotel located at 511 Lexington Avenue, New York, New York. The Hotel includes guest rooms, meeting facilities, conference rooms, restaurants, a fitness center and retail facilities.

(2)	Basis of Presentation

These financial statements present the carve-out balance sheets, statements of operations and cash flows of the Hotel, not of an existing legal entity. The accompanying financials statements are presented in accordance with U.S. generally accepted accounting principles (U.S. GAAP).

The accompanying unaudited financial statements of the Hotel as of March 31, 2011 and for the three-month periods ended March 31, 2011 and 2010, have been prepared pursuant to the Securities and Exchange Commission (SEC) rules and regulations. All amounts included in the notes to the financial statements referring to March 31, 2011, and for the three-month periods ended March 31, 2011 and 2010 are unaudited. The accompanying financial statements reflect, in the opinion of management, all adjustments considered necessary for a fair presentation of the interim financial statements. All adjustments are of a normal and recurring nature.

(3)	Summary of Significant Accounting Policies
(a)	Investment in Hotel

The Hotel is stated at cost and is depreciated using the straight-line method over its estimated useful life of 40 years. Furniture, fixtures and equipment are depreciated using the straight-line method over an estimated useful life of 5 years.

Whenever events or changes in circumstances indicate that the carrying value of the hotel may not be recoverable, management reviews the carrying value of the Hotel to determine if the carrying value cannot be recovered based on estimated future undiscounted cash flows, without interest charges. If management determines that the carrying value cannot be recovered based on estimated future undiscounted cash flows, without interest charges, over the shorter of the Hotel’s estimated useful life or the expected holding period, an impairment loss would be recorded based on the estimated fair value of the Hotel. No impairment loss with respect to the carrying value of the Hotel has been recorded in 2010 or the three-month period ended March 31, 2011.

Maintenance and repairs are charged to operations as incurred. Major renewals and betterments with a useful life greater than one year are capitalized. Upon the sale or disposition of a fixed asset, the asset and related accumulated depreciation are removed from the accounts, and the related gain or loss is included in operations.

The Hotel capitalizes interest and certain other costs, such as property taxes, property insurance and employee costs related to major renovations and redevelopments. The Hotel ceases capitalizing these costs when construction is substantially complete. No such costs were capitalized in 2010 or in the three-month period ended March 31, 2011.

(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(b)	Cash and Cash Equivalents
All highly liquid investments with original maturities of three months or less when purchased are considered to be cash equivalents.
(c)	Restricted Cash

Restricted cash consists of escrow accounts for taxes, insurance and capital expenditures, as required by the mortgage loan agreement. Also included in this total are cash receipts funded into a lender controlled lockbox for the payment of operating costs of the Hotel as discussed in Note 6.

(d)	Accounts Receivable

Accounts receivable consist of amounts due from guests or groups for rooms and services provided by the Hotel. Also included in accounts receivable is $901,707 of deferred rent receivable related to retail leases. The Hotel maintains an allowance for doubtful accounts for estimated losses on uncollectible accounts receivable, if necessary. At December 31, 2010, and March 31, 2011, there were no allowances provided as all accounts are expected to be fully collectible.

(e)	Deferred Expenses

Deferred expenses consist primarily of leasing commissions. Leasing commissions are amortized over the term of the related lease. Amortization of leasing commissions is included in other property and operating expense in the accompanying consolidated financial statements.

(f)	Deposits

Deposits consist of advance deposits and security deposits. Advance deposits are deposits received from guests to reserve rooms and services in advance and are recorded as revenue as the related rooms are utilized or services rendered. Security deposits are deposits received from retail tenants leasing space within the Hotel.

(g)	Revenue Recognition

Room revenues and food and beverage revenues are recognized as earned when rooms are occupied and as services are performed. Rental income on retail space is recognized on a straight-line basis over the term of each respective lease. Other income is recognized as earned and consists primarily of telephone, internet, movies, cancellation fees, interest income and other miscellaneous fees and services.

(h)	Advertising and Promotion Costs

The costs of advertising, promotional, sales and marketing programs are charged to operations in the year incurred and are included in other property and operating expenses in the accompanying consolidated statement of operations.

(i)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(j)	Concentration of Credit Risk

The Hotel maintains cash and cash equivalents and restricted cash in accounts with various financial institutions in excess of the amount insured by the Federal Deposit Insurance Corporation. The Hotel’s management does not believe there is a significant credit risk associated with deposits in excess of federally insured amounts.

(k)	Income Taxes

During all periods presented, the owner of the Hotel was a limited liability company which is taxed for federal and state income tax purposes as a partnership and, accordingly, all taxable income or loss flows through to the Members in their individual tax returns. In addition, the Hotel is subject to New York City unincorporated business tax, which is approximately 4% of taxable income.

In accordance with the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, the Hotel determines whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement with the relevant taxing authority. The Hotel has determined that there was no effect on the consolidated financial statements from the adoption of the authoritative guidance and the Hotel does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. Additionally, no interest or penalty related to uncertain taxes has been recognized in the accompanying consolidated financial statements.

No amounts have been accrued for uncertain positions as of December 31, 2010. However, management’s conclusions regarding uncertain tax positions may be subject to review and adjustment at a later date based on ongoing analyses of tax laws, regulations and interpretations thereof and other factors.

The owner of the Hotel files tax returns as prescribed by the tax laws of the jurisdictions in which the Hotel operates. In the normal course of business, the owner of the Hotel is subject to examination by the United States Internal Revenue Service, and the other state and local jurisdictions in which it operates. As of December 31, 2010, the tax years of the limited liability company that remain subject to examination by the major tax jurisdictions under the statute of limitations is from the year 2007 forward.

(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(4)	Investment in Hotel
Investment in Hotel at December 31, 2010 consists of the following:

	March 31,	December 31,
	2011	2010
	(Unaudited)
Land	$11,329,866	$11,329,866
Building and improvements	105,790,783	105,790,783
Furniture, fixtures and equipment	16,311,524	16,291,376

	133,432,173	133,412,025
Accumulated depreciation	(40,811,987)	(39,355,051)

	$92,620,186	$94,056,974

(5)	Franchise Fees

The franchise agreement requires the Hotel to pay royalty, reservation and marketing fees and terminates in January 2020. Royalty fees are 2.75% of gross room sales. Franchise fees are 1.0% of gross room sales. Reservation fees are 1.0% of gross room sales. For the year ended December 31, 2010, royalty fees and franchise fees were $1,801,579 and marketing fees were $608,513 and are included in other property and operating expenses on the statement of operations. Reservation fees were $737,436 for the year ended December 31, 2010 and are included in rooms expense on the statement of operations.

For the three-month periods ended March 31, 2011 and 2010, royalty fees and franchise fees were $303,770 and $341,317, respectively, marketing fees were $123,781 and $81,304, respectively, and are included in other property and operating expenses on the statement of operations. Reservation fees were $147,214 and $156,421, respectively, for the three-month periods ended March 31, 2011 and 2010 and are included in rooms expense on the statement of operations.

(6)	Debt

The Hotel’s debt consists of a senior loan of $100,000,000 due on October 9, 2011. The loan bears interest at LIBOR plus 0.478% and requires interest-only payments through maturity, when the entire balance is due. The senior loan is collateralized by the Hotel.

The Hotel is subject to provisions of its loan which permit the lender to receive all cash receipts generated by the Hotel and control the release of cash to the Company for the payment of expenses and custodial cash owed to taxing authorities and others. The Hotel became subject to the provisions in 2009 when the Net Cash Flows, as defined in the loan agreement, fell below the stated threshold. As of December 31, 2010, $16,713,936 of restricted cash is controlled by the lender subject to these provisions. As of March 31, 2011, $14,939,366 of restricted cash is controlled by the lender subject to these provisions.

On June 1, 2011, in connection with the sale of the Hotel, the loan was paid in full and the Hotel is no longer subject to the provisions of the loan.
(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(7)	Fair Value of Financial Instruments

The carrying values of the Hotel’s cash and cash equivalents, restricted cash, accounts receivable, prepaid expenses, accounts payable, and accrued expenses approximated fair value based on the short-term nature of the balances converting to cash. The Hotel estimated the fair value of its long-term debt by discounting the future cash flows at estimated market rates. The Hotel has estimated that the fair value of its long-term debt is approximately $96.8 million as of December 31, 2010. However, this estimate is affected by and is subject to significant variability based on market rates and availability of such debt.

(8)	Leases

The Hotel leases space to certain merchants. These leases are accounted for as operating leases and have scheduled rent increases throughout the lease terms. The terms of the leases typically range from 10 to 20 years. Rental income earned from these leases for the year ended December 31, 2010 and for the three-month periods ended March 31, 2011 and 2010 were $1,619,072, $386,524 and $411,934, respectively. At December 31, 2010, the future minimum lease payments to be received by the Hotel on the operating leases were:

Year:
2011	$1,591,531
2012	1,580,233
2013	1,143,792
2014	1,126,733
2015	976,288
Thereafter	6,334,796

$12,753,373

(9)	Related Party Transactions

The Hotel is managed by an entity related to the Members of its owner. The hotel management agreement provides for a base management fee equal to 3% of gross receipts, as defined by the agreement. The base fee is payable monthly. The agreement also provides for an incentive fee of 1% of the gross receipts from the Hotel when certain returns are achieved. The agreement expires in June 2014 with one extension of five years. Management fees of $1,496,146 and incentive fees of $498,715 were incurred during the year ended December 31, 2010 of which $643,664 was accrued as of December 31, 2010. Management fees of $263,859 and incentive fees of $87,953 were incurred during the three-month period ended March 31, 2011 of which $195,235 was accrued as of March 31, 2011. Management fees of $259,788 and incentive fees of $86,596 were incurred during the three month period ended March 31, 2010.

A development management fee is to be paid monthly at a rate of 4% of capital improvements made to the Hotel, as defined by the agreement. There were no development management fees incurred and capitalized during the year ended December 31, 2010 or the three-month periods ended March 31, 2011 and 2010.

(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(10)	Commitments and Contingencies

The Hotel is subject to environmental regulations related to the ownership, management, development and acquisition of real estate. The cost of complying with the environmental regulations was not material to the Hotel’s operations for the year ended December 31, 2010 or the three-month periods ended March 31, 2011 and 2010. The Hotel is not aware of any environmental condition which is likely to have a material adverse effect on the Hotel’s financial position.

From time to time, the Hotel has been and may in the future be involved as a party in various legal proceedings, both as plaintiff and defendant. Management regularly analyzes current information and, as necessary, provides accruals for claims for which an unfavorable outcome is probable and the amount can be estimated. As of the date of the financial statements, there were no threatened or pending legal matters of which management was aware which in the event of an unfavorable outcome would, in the opinion of management and legal counsel, have a material impact on the Hotel’s results of operations, financial position or cash flows.

In June 2008, the Internal Revenue Service (IRS) notified the owner of the Hotel that they were examining the tax return of the entity (the Seller) that originally sold the Hotel property to the owner. The IRS further informed the owner of the Hotel that it may seek to assess the owner of the Hotel transferee liability for part or all of the Seller’s potential tax liability pursuant to Section 6901 of the Internal Revenue Code of 1986, as amended. The IRS has subsequently communicated to the owner of the Hotel that it was no longer pursuing the Hotel for transferee liability. The IRS is now considering whether the owner of the Hotel has a Foreign Investment in Real Property Tax Act (FIRPTA) withholding liability as it relates to their original purchase of the property.

Management believes that any IRS assertion of FIRPTA withholding liability is unlikely to succeed and would be subject to significant defenses and management intends to vigorously defend its position. A successful claim by the IRS would likely have a material impact to the owner of the Hotel. Management believes that the potential liability is estimated at $20 million to $30 million. The audit on this issue continues to be in its initial stage, no claim for adjustment has been proposed by the IRS, and the IRS has not provided the owner of the Hotel with the legal or factual basis of any potential claim.

(Continued)

RADISSON LEXINGTON HOTEL
Notes to Financial Statements
Three Months ended March 31, 2011 and 2010 (unaudited) and December 31, 2010
(11)	Subsequent Events

The Company has performed an evaluation of subsequent events through August 4, 2011 (which is the date the financial statements were available to be issued), and the results of this evaluation are appropriately reflected in these consolidated financial statements.

On June 1, 2011, the Hotel was acquired by DiamondRock Hospitality Company for a contractual purchase price of $335 million.

UNAUDITED PRO FORMA FINANCIAL INFORMATION
The Company’s historical financial information for the year ended December 31, 2010 has been derived from its historical financial statements audited by KPMG LLP, an independent registered accounting firm. The Company’s historical financial information as of and for the period ended June 17, 2011 has been derived from its unaudited historical financial statements. The following unaudited pro forma financial information gives effect to the following:
•
The Company’s acquisitions of the Hilton Minneapolis, Renaissance Charleston Historic District Hotel, Hilton Garden Inn Chelsea/New York City, JW Marriott Denver at Cherry Creek, Radisson Lexington Hotel New York, and Courtyard Denver Downtown;

•
The assumption of $42.4 million of mortgage debt in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and $27.2 million of mortgage debt in conjunction with the acquisition of the Courtyard Denver Downtown;

•	The Company’s borrowings under the $100 million mortgage secured by the Hilton Minneapolis;
•
The amendment to the Company’s $200 million corporate credit facility, as well as the $115 million draw in conjunction with the acquisition of the Radisson Lexington Hotel New York and the $15 million draw in conjunction with the acquisition of the Courtyard Denver Downtown; and

•	The Company’s follow-on public offering of 12,418,662 shares of common stock at $12.07 per share, with approximately $149.7 million of net proceeds to the Company.
The accompanying pro forma financial information reflects the preliminary application of purchase accounting to the acquisitions of the JW Marriott Denver at Cherry Creek, the Radisson Lexington Hotel New York and the Courtyard Denver Downtown. The preliminary purchase accounting may be adjusted if any of the assumptions underlying the purchase accounting change. The unaudited pro forma consolidated balance sheet as of June 17, 2011 is presented as if these transactions had occurred on June 17, 2011. The unaudited pro forma consolidated statement of operations for the period ended June 17, 201l is presented as if these transactions happened on January 1, 2010. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2010 is presented as if these transactions had occurred on January 1, 2010.
The unaudited pro forma financial information and related notes are presented for informational purposes only and do not purport to represent what the Company’s results of operations would actually have been if the transactions had in fact occurred on the dates discussed above. They also do not project or forecast the Company’s results of operations for any future date or period.
The unaudited pro forma financial information should be read together with the historical financial statements and notes thereto and with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The pro forma adjustments are based on available information and upon assumptions that management believes are reasonable. However, the Company cannot assure you that actual results would not differ from the pro forma information and perhaps in material and adverse ways.

DIAMONDROCK HOSPITALITY COMPANY
Unaudited Pro Forma Consolidated Balance Sheet
As of June 17, 2011
(in thousands)

		A
		Courtyard
	Historical	Denver	Pro Forma
	(unaudited)
ASSETS

Property and equipment, net	$2,461,702	$46,333	$2,508,035

Deferred financing costs, net	6,935	69	7,004
Restricted cash	75,812	—	75,812
Due from hotel managers	60,340	46	60,386
Note receivable	57,346	—	57,346
Favorable lease assets, net	43,825	—	43,825
Prepaids and other assets	75,232	64	75,296
Cash and cash equivalents	20,918	(3,811)	17,107

Total assets	$2,802,110	$42,701	$2,844,811

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:

Mortgage debt	$921,094	$27,508	$948,602
Senior unsecured credit facility	115,000	15,000	130,000

Total debt	1,036,094	42,508	1,078,602

Deferred income related to key money, net	20,564	—	20,564
Unfavorable contract liabilities, net	82,923	—	82,923
Due to hotel managers	37,408	—	37,408
Dividends declared and unpaid	13,549	—	13,549
Accounts payable and accrued liabilities	87,827	193	88,020

Total other liabilities	242,271	193	242,464

Stockholders’ Equity:

Common stock	1,674	—	1,674
Additional paid-in capital	1,706,887	—	1,706,887
Accumulated deficit	(184,816)	—	(184,816)

Total stockholders’ equity	1,523,745	—	1,523,745

Total liabilities and stockholders’ equity	$2,802,110	$42,701	$2,844,811

NOTES TO UNAUDITED PROFORMA CONSOLIDATED BALANCE SHEET
As of June 17, 2011
The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 17, 2011 is based on the Historical Consolidated Balance Sheet as of June 17, 2011, as adjusted to assume that the following transaction that occurred after June 17, 2011 occurred on June 17, 2011:
•	The acquisition of the Courtyard Denver Downtown for approximately $46.3 million;
In management’s opinion, all material adjustments to reflect the effects of the preceding transaction have been made. The accompanying unaudited Pro Forma Consolidated Balance Sheet as of June 17, 2011 is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual financial position would have been had the transaction described above occurred on June 17, 2011 nor does it purport to represent the Company’s future financial position.
Notes and Management Assumptions:
A	Reflects the adjustment to record the acquisition of the Courtyard Denver Downtown as follows:
•	Purchase of property and equipment at a fair value of $46.3 million
•	Assumption of mortgage debt with a principal amount of $27.2 million and a fair value of $27.5 million, resulting in a debt premium of $0.3 million
•	Borrowings of $15.0 million on the Company’s corporate credit facility.
•	Payment of loan assumption fee of $0.1 million, accounted for as deferred financing costs
•	Assumption of the hotel’s net working capital liability of $0.1 million.

DIAMONDROCK HOSPITALITY COMPANY
Unaudited Pro Forma Consolidated Statement of Operations
Period from January 1, 2011 to June 17, 2011
(in thousands, except share and per share amounts)

		B	B	B	C	D	E
		JW Marriott	Radisson	Courtyard	Depreciation	TRS Income	Debt Interest
	Historical	Denver	Lexington	Denver	Adjustment	Taxes	Expense	Pro Forma
	(unaudited)
REVENUES

Rooms	$191,184	$4,033	$17,251	$2,852	$—	$—	$—	$215,320
Food and beverage	86,466	2,229	224	—	—	—	—	88,919
Other	14,122	295	873	257	—	—	—	15,547

Total revenues	291,772	6,557	18,348	3,109	—	—	—	319,786

OPERATING EXPENSES

Rooms	51,243	815	6,177	611	—	—	—	58,846
Food and beverage	60,252	1,603	133	—	—	—	—	61,988
Management fees	10,389	148	459	62	—	—	—	11,058
Other hotel expenses	105,931	2,535	6,573	1,233	—	—	—	116,272
Depreciation and amortization	43,034	—	—	—	5,375	—	—	48,409
Hotel acquisition costs	2,159	—	—	—	—	—	—	2,159
Corporate expenses	8,448	—	—	—	—	—	—	8,448

Total operating expenses	281,456	5,101	13,342	1,906	5,375	—	—	307,180

OPERATING PROFIT	10,316	1,456	5,006	1,203	(5,375)	—	—	12,606

OTHER EXPENSES (INCOME)

Interest income	(565)	—	—	—	—	—	—	(565)
Interest expense	23,483	—	—	—	—	—	4,321	27,804

Total other expenses	22,918	—	—	—	—	—	4,321	27,239

(LOSS) INCOME BEFORE INCOME TAXES	(12,602)	1,456	5,006	1,203	(5,375)	—	(4,321)	(14,633)

Income tax (benefit) expense	(1,003)	—	—	—	—	151	—	(852)

NET (LOSS) INCOME	$(11,599)	$1,456	$5,006	$1,203	$(5,375)	$(151)	$(4,321)	$(13,781)

						Calculation of Basic and Dilted EPS (F):

						Net Loss		$(13,781)
						Weighted Average Number of Shares		167,263,918

						Basic and Diluted Loss per Share		$(0.08)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Period from January 1, 2011 to June 17, 2011
The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period from January 1, 2011 to June 17, 2011 is based on the Historical Consolidated Statement of Operations for the period from January 1, 2011 to June 17, 2011, as adjusted to assume that the following transactions occurred on January 1, 2010:
•	The acquisition of the JW Marriott Denver at Cherry Creek for approximately $74.2 million;
•	The acquisition of the Radisson Lexington Hotel New York for approximately $336.8 million;
•	The acquisition of the Courtyard Denver Downtown for approximately $46.3 million;
•
Interest on the $42.4 million of mortgage debt assumed in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and the $27.2 million of mortgage debt assumed in conjunction with the acquisition of the Courtyard Denver Downtown;

•	Interest on the fixed-rate $100 million mortgage secured by the Hilton Minneapolis;
•	Interest on the $130 million draw on the Company’s corporate credit facility in conjunction with the acquisitions of the Radisson Lexington Hotel New York and Courtyard Denver Downtown; and
•	The offering of 12,418,662 shares of the Company’s common stock at $12.07 per share with approximately $149.7 million of net proceeds to the Company.
In management’s opinion, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the period from January 1, 2011 to June 17, 2011 is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual results of operations would have been had the transactions described above occurred on January 1, 2010 nor does it purport to represent the Company’s future financial position.
Notes and Management Assumptions:
B	Reflects the adjustment to record the historical unaudited revenues and operating expenses of the JW Marriott Denver at Cherry Creek, Radisson Lexington Hotel New York and Courtyard Denver Downtown.
C
Reflects the adjustment to record the depreciation and amortization resulting from the acquisitions of the JW Marriott Denver at Cherry Creek, Radisson Lexington Hotel New York and Courtyard Denver Downtown, as follows (in thousands):

JW Marriott Denver at Cherry Creek	$685
Radisson Lexington Hotel New York	4,224
Courtyard Denver Downtown	466

Total	$5,375

D
Reflects the adjustment to record the pro forma income tax provision of the Company’s taxable REIT subsidiary (TRS) assuming the TRS leases were in place on January 1, 2010. The pro forma income tax provision was calculated using the TRS’ estimated effective income tax rate of 40%.

E
Reflects the adjustment to include interest expense incurred for the mortgage debt relating to the Hilton Minneapolis, JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown and the $130 million draw on the Company’s corporate credit facility. The adjustment also reflects the amendment to the Company’s corporate credit facility, which reduced the unused fee. The interest expense includes the amortization of deferred financing costs and the debt premium related to the assumption of the mortgage debt related to the JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown. The adjustment to interest expense is comprised of the following (in thousands):

Interest on new mortgage debt	$1,549
Interest on assumed mortgage debt	1,712
Interest on credit facility borrowings	899
Amortization of deferred financing costs on credit facility amendment	157
Interest on environmental remediation liability	4

Total	$4,321

F	Reflects the adjustment to weighted average shares to assume the Company’s follow-on public offering of 12,418,662 shares of common stock occurred on January 1, 2010.

DIAMONDROCK HOSPITALITY COMPANY
Unaudited Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2010
(in thousands, except share and per share amounts)

		G	G	G	G	G	G	H	I	J
		Hilton	Renaissance	Hilton Garden	JW Marriott	Radisson	Courtyard	Depreciation	TRS Income	Debt Interest
	Historical	Minneapolis	Charleston	Inn Chelsea	Denver	Lexington	Denver	Adjustment	Taxes	Expense	Pro Forma

REVENUES

Rooms	$403,527	$11,811	$4,798	$6,971	$11,640	$46,971	$7,626	$—	$—	$—	$493,344
Food and beverage	189,291	7,110	888	132	6,322	577	—	—	—	—	204,320
Other	31,553	730	246	93	972	2,667	613	—	—	—	36,874

Total revenues	624,371	19,651	5,932	7,196	18,934	50,215	8,239	—	—	—	734,538

OPERATING EXPENSES

Rooms	106,895	3,000	1,148	1,090	2,774	14,647	1,853	—	—	—	131,407
Food and beverage	128,429	4,056	770	186	4,215	342	—	—	—	—	137,998
Management fees	22,017	590	151	180	426	1,255	165	—	—	—	24,784
Other hotel expenses	222,548	6,901	1,798	2,932	6,432	15,636	2,964	—	—	—	259,211
Depreciation and amortization	88,464	—	—	—	—	—	—	18,333	—	—	106,797
Hotel acquisition costs	1,436	—	—	—	—	—	—	—	—	—	1,436
Corporate expenses	16,385	—	—	—	—	—	—	—	—	—	16,385

Total operating expenses	586,174	14,547	3,867	4,388	13,847	31,880	4,982	18,333	—	—	678,018

OPERATING PROFIT	38,197	5,104	2,065	2,808	5,087	18,335	3,257	(18,333)	—	—	56,520

OTHER EXPENSES (INCOME)

Interest income	(797)	—	—	—	—	—	—	—	—	—	(797)
Interest expense	45,524	—	—	—	—	—	—	—	—	13,130	58,654

Total other expenses	44,727	—	—	—	—	—	—	—	—	13,130	57,857

(LOSS) INCOME BEFORE INCOME TAXES	(6,530)	5,104	2,065	2,808	5,087	18,335	3,257	(18,333)	—	(13,130)	(1,337)

Income tax expense	2,642	—	—	—	—	—	—	—	732	—	3,374

NET (LOSS) INCOME	$(9,172)	$5,104	$2,065	$2,808	$5,087	$18,335	$3,257	$(18,333)	$(732)	$(13,130)	$(4,711)

								Calculation of Basic and Dilted EPS (K):

								Net Loss			$(4,711)
								Weighted Average Number of Shares			156,882,249

								Basic and Diluted Loss per Share			$(0.03)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended December 31, 2010
The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 is based on the Historical Consolidated Statement of Operations for the year ended December 31, 2010, as adjusted to assume that the following transactions that occurred on January 1, 2010:
•	The acquisition of the following hotels for total consideration of (in thousands) :

Hilton Minneapolis	$157,230
Renaissance Charleston Historic District Hotel	39,775
Hilton Garden Inn Chelsea/New York City	68,995
JW Marriott Denver at Cherry Creek	74,200
Radisson Lexington Hotel New York	336,765
Courtyard Denver Downtown	46,319

Total	$723,284

•
Interest on the $42.4 million of mortgage debt assumed in conjunction with the acquisition of the JW Marriott Denver at Cherry Creek and the $27.2 million of mortgage debt assumed in conjunction with the acquisition of the Courtyard Denver Downtown;

•	Interest on the fixed-rate $100 million mortgage secured by the Hilton Minneapolis;
•	Interest on the $130 million draw on the Company’s corporate credit facility in conjunction with the acquisitions of the Radisson Lexington Hotel New York and Courtyard Denver Downtown; and
•	The offering of 12,418,662 shares of the Company’s common stock at $12.07 per share with approximately $149.7 million of net proceeds to the Company.
In management’s opinion, all material adjustments to reflect the effects of the preceding transactions have been made. The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 is presented for illustrative purposes only and is not necessarily indicative of what the Company’s actual results of operations would have been had the transactions described above occurred on January 1, 2010 nor does it purport to represent the Company’s future financial position. The Company did not include the $2.2 million of acquisition costs incurred on its 2011 acquisitions as a pro forma adjustment due the non-recurring nature of these costs.
Notes and Management Assumptions:
G	Reflects the adjustment to record the historical revenues and operating expenses of the following hotels acquired in 2010 and 2011
•	Hilton Minneapolis
•	Renaissance Charleston Historic District Hotel
•	Hilton Garden Inn Chelsea/New York City

•	JW Marriott Denver at Cherry Creek
•	Radisson Lexington Hotel New York
•	Courtyard Denver Downtown

H	Reflects the adjustment to record the depreciation and amortization resulting from the 2010 and 2011 acquisitions, as follows (in thousands):

Hilton Minneapolis	$3,271
Renaissance Charleston Historic District Hotel	855
Hilton Garden Inn Chelsea/New York City	1,171
JW Marriott Denver at Cherry Creek	1,812
Radisson Lexington Hotel New York	10,212
Courtyard Denver Downtown	1,012

Total	$18,333

I
Reflects the adjustment to record the pro forma income tax provision of the Company’s taxable REIT subsidiary (TRS) assuming the TRS leases were in place on January 1, 2010. The pro forma income tax provision was calculated using the TRS’ historical effective income tax rate.

J
Reflects the adjustment to include interest expense incurred for the mortgage debt relating to the Hilton Minneapolis, JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown and the $130 million of draws on the Company’s corporate credit facility. The adjustment also reflects the amendment to the Company’s corporate credit facility, which reduced the unused fee. The interest expense includes the amortization of deferred financing costs and the debt premium related to the assumption of the mortgage debt related to the JW Marriott Denver at Cherry Creek and Courtyard Denver Downtown. The adjustment to interest expense is comprised of the following (in thousands):

Interest on new mortgage debt	$5,500
Interest on assumed mortgage debt	4,234
Interest on credit facility borrowings	2,746
Amortization of deferred financing costs on credit facility amendment	640
Interest on environmental remediation liability	10

Total	$13,130

K	Reflects the adjustment to weighted average shares to assume the Company’s follow-on public offering of 12,418,662 shares of common stock occurred on January 1, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY
Date: August 5, 2011	By:	/s/ William J. Tennis
William J. Tennis
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

23.1	Consent of KPMG LLP.